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                                                                                              Exhibit 11.1

                           CHIPS & TECHNOLOGIES, INC.

                    CALCULATION OF EARNINGS (LOSS) PER SHARE


In thousands except per share amount

                                                                      Year ended June 30,
                                                           1994             1993              1992
                                                        ----------------------------------------------
PRIMARY:
Weighted average common shares outstanding                16,500           15,650            14,332
Dilutive common stock equivalents:
  Convertible preferred stock                                123              - -               - -
                                                        ----------------------------------------------
Common and common equivalent shares used in the
   calculation of net income (loss) per share             16,623           15,650            14,332
                                                        ==============================================
Net income (loss)                                         $2,714         ($49,055)         ($63,873)
                                                        ==============================================
Earnings (loss) per share                                  $0.16           ($3.13)          ($4.46)
                                                        ==============================================




FULLY DILUTED:

Weighted average common shares outstanding                16,500           15,650            14,332
Dilutive common stock equivalents:
  Convertible preferred stock                                123              - -               - -
                                                        ----------------------------------------------
Common and common equivalent shares used in the
   calculation of net income (loss) per share             16,623           15,650            14,332
                                                        ==============================================

Net income (loss)                                         $2,714         ($49,055)         ($63,873)
                                                        ==============================================

Earnings (loss) per share                                  $0.16           ($3.13)          ($4.46)
                                                        ==============================================
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